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                                                                    EXHIBIT 99.1

R.H. DONNELLEY INC. ANNOUNCES $925 MILLION DEBT ISSUANCE

         Purchase, NY, November 25, 2002. R.H. Donnelley Inc., a subsidiary of R.H. Donnelley Corporation (NYSE: RHD), today announced that it is planning on increasing the size of its offering, through one of its subsidiaries, to an aggregate of $925 million with $325 million of senior notes and $600 million of senior subordinated notes to certain institutional investors in an offering exempt from the registration requirements of the Securities Act of 1933. R.H. Donnelley Inc. intends to use the proceeds from the offering to partially finance the acquisition of Sprint Corporation's directory publishing business, to repay existing senior debt and to fund the tender offer for its existing 9-1/8% senior subordinated notes due 2008.

         The senior notes and the senior subordinated notes to be offered have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or a solicitation of an offer to buy such notes and is issued pursuant to Rule 135c under the Securities Act of 1933.




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